English version for informative purposes

ASSIGNMENT OF RIGHTS OF MINING CONCESSIONS AGREEMENT ENTERED INTO BY AND BETWEEN MR. JAIME MUGUIRO PEÑA APPEARING IN HIS OWN RIGHT, HEREINAFTER REFERRED TO AS THE ASSIGNOR AND THE MINING COMPANY SILVER DRAGON MINING DE MEXICO, S.A. DE C.V., REPRESENTED HEREIN BY MR. JUAN CARLOS ALBERTO GALVÁN PASTORIZA, HEREINAFTER REFERRED TO AS THE ASSIGNEE, PURSUANT TO THE FOLLOWING RECITALS AND CLAUSES:

RECITALS

I. The ASSIGNOR declares:

a) To be Mexican, over age, married under the separate property regime, as evidenced with the marriage certificate attached to this Agreement as Attachment "A", registered before the Federal Taxpayer's Registry under number MUPJ 341006 001.

b) To be the lawful and sole holder of the rights derived from the mining concessions which are hereinafter described, which are duly registered before the Public Mining Registry ("PMR") and which will hereinafter be jointly referred to as the "CONCESSIONS" and individually in case it be necessary, by their name, and which title certificates are attached to this Agreement as Attachment "B" pages from 1 to 9:

"MINA PIÑA", mining concession of exploitation, title certificate 191775, issued on December 19, 1991, located at the Guadalupe Victoria Municipality, Durango, with an area of 17.0230 hectares registered under number 715 to pages 180 of volume 262 of the PMR.

"PIÑA NUEVA", mining concession of exploitation, title certificate 186434, issued on March 30, 1990, located at the Guadalupe Victoria Municipality, Durango, with an area of 12.7285 hectares registered under number 334 to pages 84 of volume 255 of the Mining Acts, Agreements and Arrangements Book of the PMR.

"LULU", mining concession of exploitation, title certificate 193482, issued on December 19, 1991 located at the Guadalupe Victoria Municipality, Durango, with an area of 8.3593 hectares registered under certificate 2 of volume 267 of the General Book of Mining Concessions of the PMR.

"VICTORIA IV", mining concession of exploitation, title certificate 213288, issued on April 9, 2001, located at the Guadalupe Victoria Municipality, Durango, with an area of 9 hectares registered under number 228 to pages 114 of volume 318 of the PMR.

"LA MURALLA", mining concession of exploitation, title certificate 214313, issued on September 5, 2001, located at the Guadalupe Victoria Municipality, Durango, with an area of 39.0993 hectares registered under number 173 to pages 87 of volume 321 of the PMR.

"JOSEFINA GRITSSMAN", mining concession of exploitation, title certificate 196146, issued on July 12, 1993, located at the Guadalupe Victoria Municipality, Durango, with an area of 26.4430 hectares registered under number 6 to pages 3 of volume 271 of the PMR.

"VICTORIA I", mining concession of exploitation, title certificate 193483, issued on December 19, 1991, located at the Guadalupe Victoria Municipality, Durango, with an area of 189.3333 hectares registered under certificate number 3 of volume 267 of the General Book of Mining Concessions of the PMR.

"VICTORIA III", mining concession of exploitation, title certificate 224682, issued on May 30, 2005, located at the Guadalupe Victoria Municipality, Durango, with an area of 990.3875 hectares registered under number 102 to pages 51 of volume 350 of the PMR.

"LA FE II", mining concession of exploitation, title certificate 209851, issued on _____, ___ ______, located at the Guadalupe Victoria Municipality, Durango, with an area of 61.6724 hectares registered under number ___ to pages __ of volume ___ of the PMR.

c) That as of January 27, 2006 he filed before the General Direction of Mines (Dirección General de Minas) a Request for the Exploration Concession under registry number 02532409 upon the lot known as "GUADALUPE", located at the Guadalupe Victoria Municipality, state of Durango, with a surface of 9 hectares (the "Procedure Request") which is attached to this Agreement as Attachment "C", for which he states that once said concession is authorized by the General Direction of Mines the ASSIGNOR will sign the necessary documents to assign the same in favor of the ASSIGNEE by means of the corresponding Assignment Agreement, which shall be signed and ratified by the parties before a Notary Public (substantially, under the same terms and conditions stated in this Agreement) within 5 business days following to the authorization of the Procedure Request by the General Direction of Mines.

d) That the CONCESSIONS are free from liens or domain limitations and are in compliance with the obligations stated in the Mining Law and its Regulation, reason for which the certificates mentioned in Article 23 of the Mining Law are attached herein as Attachment "D", by means of which the validity and good legal standing of the CONCESSIONS is assured.

e) That the CONCESSIONS are in compliance with the payments of the superficial duties up until the second semester of 2005, attaching to this Agreement evidence of payment of such duties from the first semester of 2000 up until the second semester of 2005, as Attachment "E".

f) That as of the date of execution of this Agreement it has not assigned, sold, encumbered the rights derived from the CONCESSIONS and that it has not acquired from third parties any obligations, and that no restriction provided by the Mining Law and its Regulation exists which prevents him from executing this Agreement.

g) That the landmarks which indicate the starting point of each one of the lots provided by the CONCESSIONS are in good state of conservation, and were built according to the terms of the Mining Law and kept in the same place previously approved by the mining authorities.

h) That by virtue of the mining activities, including the exploitation developed upon the lots provided by the CONCESSIONS, it is in full compliance with the Mining Laws, including in a non-restrictive manner, in compliance with his labor and tax obligations.

i) That on the date of execution of this Agreement, there exist no effective or ongoing orders, requests or claims, regarding environmental issues or of any other legal kind in connection to the lots provided by the CONCESSIONS, as well as in connection with the activities carried out over them, and that has no knowledge of any reason for which such orders, requests or claims could be issued by any authority or third parties.

j) That the lots provided by the CONCESSIONS are not located within natural protected areas nor within environmental reservations, whether of Federal or Local jurisdiction, and that no notice or communication regarding a prospective creation of a reservation of that nature over the areas were the lots provided by the CONCESSIONS, has been received by the ASSIGNOR.

k) That it has obtained and holds effective authorizations required to carry out works in the lots provided by the CONCESSIONS, stating that no right in favor of third parties exists upon the land plots which may imply the need for authorization of any third party for such works; therefore, as of the date of execution of this Agreement, no environmental contingency nor of any other legal kind exits, which could affect the validity of the CONCESSIONS which provides the lots or which could involve or affect the ASSIGNEE in any way.

l) That it has not incurred nor given reason to incur in any of the events of voidance, cancellation, suspension or non-subsistence of rights referred to by the Mining law in connection with the CONCESSIONS.

m) That by virtue of the assignment of CONCESSIONS under this Agreement, the ASSIGNOR wishes to execute with the ASSIGNEE an Asset Purchase Agreement upon the assets related and described in Attachment "F" of this Agreement and once the consideration price agreed upon in the Second Clause is fully paid by the ASSIGNEE.

n) That it acknowledges that the CONCESSIONS known as "LULU" and "LA FE II", to the date of execution of this Agreement, are registered before the PMR under the ownership of Jeorgina Huerta Ramirez, stating that as of January ___, 2006 it executed certain Assignment Agreements with Jeorgina Huerta Ramirez as Assignor, upon said concessions, which at this Agreement's execution date are in process of registration before the PMR, attaching copy of such Assignment Agreements herein as Attachment "G".

II. The ASSIGNEE declares:

a) That it is a Mexican Mining Company duly incorporated and existing under the Federal laws of the Mexican Republic and registered in the Public Registrar of Commerce of the city of Durango, State of Durango, under mercantile file number 250, dated January 19, 2006, and that it is in registration process before Public Mining Registry.

b) That Mr. Juan Carlos Alberto Galvan Pastoriza is the Legal Representative of the ASSIGNEE with sufficient authorities to represent it and bind it in the terms and conditions of this Agreement, not having these authorities revoked or limited in any manner as of the date of execution of this Agreement.

c) That after having carried out the necessary research to determine the legal status of the CONCESSIONS before the PMR it wishes to acquire, as Assignee, the CONCESSIONS, in their current status and subject to the strict compliance of all terms and conditions of this Agreement, as well as to the validity of all the stated recitals by the ASSIGNOR in this Agreement in connection with the CONCESSIONS, and subject to the fact that the assignments in favor of ASSIGNOR upon the concessions known as "LULU" and "LA FE II" effectively are registered before the PMR.

d) That it has all necessary means to acquire the CONCESSIONS as ASSIGNEE, under the terms and conditions of this Agreement.

e) That it wishes to acquire as ASSIGNEE the lot known as "GUADALUPE", once that it is approved by the General Direction of Mines and subject to the execution of the corresponding Assignment Agreement, pursuant to the terms of this Agreement.

f) That it wishes to purchase from ASSIGNOR the Assets of which it is the owner listed in Attachment "F" of this Agreement, subject to the execution of the corresponding Asset Purchase Agreement, once the consideration stated in the Second Clause is totally paid by the ASSIGNEE.

Pursuant the aforementioned recitals, the parties agree to grant the following:

CLAUSES

FIRST. ASSIGNMENT OF CONCESSIONS. The ASSIGNOR hereby assigns with reservation of title until payment in full to ASSIGNEE, who acquires for itself, free from all liens, in compliance with any payment regarding taxes, levies, government superficial duties, the totality of the rights derived from the CONCESSIONS, with all which by de facto and by law correspond.

Likewise, the ASSIGNOR commits to simultaneously assign to ASSIGNEE, without any exception nor limitation, all rights that he should have to enter into the lots provided by the CONCESSIONS, such as rights over lease agreements, gratuitous loans, land expropriation, temporary occupancies, licenses, permissions, easements or any permissions or authorizations, whether written or verbal, equivalents which, in a general manner, allow mining works and mine exploitation.

SECOND. CONSIDERATION. Parties agree as price of the assignment of rights referred to in the aforementioned First Clause, the total amount of $799,000.00 American Dollars, (Seven Hundred Ninety-Nine Thousand dollars 00/100 Legal Currency in the United States of America) plus the corresponding Value Added Tax ("VAT") resulting in the amount of $119,850.00 American Dollars (One Hundred Nineteen Thousand Eight Hundred Fifty Dollars 00/100 Legal Currency in the United States of America).

Consequently, the parties agree that the amount referred to in the aforementioned paragraph shall be paid by ASSIGNEE to the ASSIGNOR on the dates and in the amounts that are hereinafter provided and once the corresponding invoices are delivered, which shall meet the applicable fiscal requirements:

(a) At the ratification of this Assignment Agreement, the amount of $100,000.00 American Dollars (One Hundred Thousand 00/100 Dollars Legal Currency in the United States of America) plus VAT.

(b) At the 6 (six) months after the date in which this Agreement is ratified before Notary Public, the amount of $100,000.00 American Dollars (One Hundred Thousand 00/100 Dollars Legal Currency in the United States of America) plus VAT.

(c) At the 12 (twelve) months after the date in which this Agreement is ratified before Notary Public, the amount of $100,000.00 American Dollars (One Hundred Thousand 00/100 Dollars Legal Currency in the United States of America) plus VAT.

(d) At the 24 (twenty-four) months after the date in which this Agreement is ratified before Notary Public, the amount of $200,000.00 American Dollars (Two Hundred Thousand 00/100 Dollars Legal Currency in the United States of America) plus VAT.

(e) At the 36 (thirty-six) months after the date in which this Agreement is ratified before Notary Public, the amount of $299,000.00 American Dollars (Two Hundred Ninety-Nine Thousand 00/100 Dollars Legal Currency in the United States of America) plus VAT.

ASSIGNEE may either pay such amounts in USA Dollars, or in its equivalent in national currency on the payment date, pursuant to Article 8 of the Monetary Law, according to the exchange rate published by the Bank of México applicable to settle debts acquired in foreign currency and which should be published The Federation's Official Gazette the day prior to the date in which the payment should be carried out, moreover, to the amounts to be paid in accordance to these Agreements, the corresponding VAT corresponding to each payment will be added.

THIRD.- RESERVATION OF DOMAIN UNTIL PAYMENT IN FULL. ASSIGNOR, pursuant to Article 2193 of the Civil Code for the State of Durango and its correlatives of the civil codes of the states of the Mexican Republic, retains a RESERVATION OF DOMAIN UNTIL PAYMENT IN FULL of the rights derived of the CONCESSIONS, as long as the consideration stated in the aforementioned Second Clause is not fully paid, such will be stated in the Public Mining Registry and once the total agreed price is paid, ASSIGNOR shall deliver to ASSIGNEE, with no delay, a letter stating the full payment of the consideration, which shall be duly ratified before notary public so the ASSIGNEE may appear before such Public Mining Registry for the cancellation of the reservation of domain. It is expressly agreed upon that as long as the term to pay the consideration for the CONCESSIONS subject matter of this Agreement is not mature, ASSIGNOR may not transfer, encumber, nor make any kind of disposition over them, except for that stated in the Eighth Clause and besides the corresponding registration of assignment of rights, a preventive annotation stating that a RESERVATION OF DOMAIN UNTIL PAYMENT IN FULL to the ASSIGNEE exists pursuant to that stated in Article 2194 of the Civil Code of the State of Durango and its correlatives of the other states of the Mexican Republic.

FOURTH. COSTS. ASSIGNEE shall bear all expenses regarding registration fees and notary fees in connection with the legalization of this Agreement.

Each party shall pay its respective legal and accounting fees and expenses, and any other professional service expense carried out in the negotiation and execution of this Agreement as well as in the consummation of the operations herein considered and any other issue related with the same.

FIFTH. OBLIGATIONS OF ASSIGNEE. By virtue of the rights assigned herein in favor of the ASSIGNEE and the remaining balance of payment in its charge, the ASSIGNEE obliges up to the total of the price referred to in the Second Clause, as follows:

a) Maintain in effect and in its favor the rights of the CONCESSIONS and not request reduction or subdivision of the area that comprehend these, nor to waive the rights derived from them, without prior written authorization that to that effect may grant ASSIGNOR.

b) Maintain the rights derived from the CONCESSIONS, free from any encumbrance or liens, affectation or limitation of domain of any nature, with the exception of the indicated in the Third Clause of this Agreement.

c) Pay the superficial duties of the concessions subject matter of this Agreement pursuant to the Federal Law of Governmental Duties, beginning in the 1st.

Semester of 2006, with the obligation of delivering the ASSIGNEE to the ASSIGNOR copy of all the corresponding payments, as well as to comply with all and every one of the obligations stated in the Mining Law and its Regulation.

SIXTH. ASSIGNORS OBLIGATIONS. The ASSIGNOR is obliged to:

a) Provide to the ASSIGNEE all the information that is requested and that it has in its power, as well as to sign, evidence, comply with any other requirement necessary and exercise all the legal actions that are required, with the purpose of obtaining, whenever required, any such authorizations in order for the ASSIGNEE to exercise the rights conferred herein;

b) Assist during the term of the Agreement to resolve any contingency that may affect the legal status of the CONCESSIONS, and that may prevent or limit to exercise the rights herein granted to ASSIGNEE, being the Assignor obliged to indemnify and hold harmless the ASSIGNEE, without any limitation whatsoever, from any contingency derived from any liability of ASSIGNOR due to causes existing prior to the execution of this Agreement, including, without limitation, due to hidden liabilities, that result in the filing of claims, demands, notices or any other acts, whether of federal, local or municipality authorities or of any third party with interest over the CONCESSIONS, expressly but not limited to, fiscal, labor, social security, administrative or mainly environmental nature with regards to the reps and warranties made by the ASSIGNOR in this Agreement, by contingencies that arise from any event of default, whether such default is total or partial, in connection with the obligations assumed by the ASSIGNOR by virtue of the CONCESSIONS or regarding the activities and operations that were carried out by ASSIGNOR over the lots provided under the CONCESSIONS, as well as by eviction, nullity, revocation or loss of the rights granted by the CONCESSIONS due to previous causes to the execution of this Agreement or in the event that the Authority does not authorize the registration of this assignment;

c) Assign the CONCESSIONS to the ASSIGNEE free from all charges, liens, encumbrances, according to the provisions of this Agreement and the recitals of the ASSIGNOR, save for that stated in the Third Clause of this Agreement;

d) Assume and comply with its obligations of labor, social security and fiscal nature as well as any other applicable, regarding its own workers and contractors, obliging to release and hold the ASSIGNEE harmless from any claim, demand, accusation or complaint that may arise against it, by the workers or contractors of the ASSIGNOR or by the authorities of labor or administrative jurisdiction, derived from all those acts carried out by ASSIGNOR in the CONCESSIONS prior to the execution date of this Agreement and by those exploration works that pursuant with the Eighth Clause of this Agreement the ASSIGNOR may carry out.

e) Carry out all necessary actions, and in the given case, sign, prove and comply with any other necessary requirement to obtain the registration in its favor (as Assignee and Titleholder) before the PMR of the Concessions named "LULU" and "LA FE II".

f) Carry out all necessary actions and make the best efforts, cooperating, assisting and executing any act, document, requirement or formal request to obtain from the General Direction of Mines, the Concession title over the lot named "GUADALUPE" within 6 months after the ratification of this Agreement.

g) Sign and execute with ASSIGNEE the Assignment of Rights over Mining Concession Agreement upon the concession title named "GUADALUPE" (substantially, under the same terms and conditions stated herein) within the next 5 business days following the authorization of the Procedure Request by the General Direction of Mines. The aforementioned, to carry out its transfer in favor of the ASSIGNEE free from any encumbrance or domain limitation, as the consideration agreed upon herein includes the transfer of said concession in favor of ASSIGNEE.

h) Cooperate and assist the ASSIGNEE, in executing, evidencing, complying with any other requirement and exercising all the legal actions necessary to obtain the registration of this Agreement in the PMR.

SEVENTH. In this act, ASSIGNOR appoints as its successor, in case of death or disability, Jaime Muguiro Muñoz, regarding all and each one of the rights and obligations acquired by means of the execution of this Agreement, therefore, herein, the ASSIGNEE acknowledges Jaime Muguiro Muñoz as successor of the ASSIGNOR, in which case, all and each one of the payments referred to in the above Second Clause, shall be performed in favor of Jaime Muguiro Muñoz, in the terms referred to in this Clause and Second Clause of this Agreement, therefore, in its case Jaime Muguiro Muñoz will be subrogated without any limitation, respect to all and any each one of the obligations acquired by

ASSIGNOR due to the execution of this Agreement. Notwithstanding the above, the ASSIGNOR by means of the execution of this Agreement acknowledges that he will legalize this provision through a will according to the applicable civil law, so it should cause all legal effects in case of ASSIGNOR'S death.

EIGHTH.- LIMITED RIGHT OF EXPLOITATION. The parties agree that during the validity of this Agreement and while the price referred to in the Second Clause of this Agreement has not been fully paid by the ASSIGNEE, ASSIGNOR, or in its case Mr. Jaime Muguiro Muñoz as successor of the ASSIGNOR, will have the right of continue with the exploration through direct works in the lots provided in the CONCESSIONS in a temporary manner, according to the following.

a) ASSIGNOR, shall employ its own personnel or contractors in order to continue with the exploration of the lots provided in the CONCESSIONS through direct labor, acknowledging in this act that he will assume all the labor, fiscal and social security responsibilities regarding the personnel employed by it and its case before the labor union and before any labor, fiscal and Mexican Social Security authorities and any other responsibility derived from the exploitation performed by the ASSIGNOR.

b) By virtue of the exploration works that the ASSIGNOR may perform in the lots provided in the CONCESSIONS, the ASSIGNOR shall to not modify or change in any manner the physical characteristics of the same, including in a general and not restrictive manner, its legal condition.

c) By means of the exploration works that ASSIGNOR performs in the lots provided in the CONCESSIONS, ASSIGNOR may dispose of up to 30 (thirty) daily tons of ore, while the price referred to in the Second Clause of this Agreement has not been fully paid by the ASSIGNEE.

d) The parties agree that even though the ASSIGNOR will continue in a temporary manner with the exploration of the lots comprehended in the CONCESSIONS, such circumstance will not restrict the ability of the ASSIGNEE for the performance of its own activities of exploration and exploitation, agreed that any tonnage that may be disposed by the ASSIGNEE, will remain exclusively in favor of the ASSIGNEE, without any right of the ASSIGNOR to receive any compensation or payment for such reason.

e) ASSIGNOR waives the temporary right to explore the lots provided by the CONCESSIONS and will not carry out any activity upon such lots at the time when the ASSIGNEE fully pays the consideration price stated in the Second Clause of this Agreement, being ASSIGNOR bind to deliver a detailed report to ASSIGNEE with the result of its activities, the status of the lots provided in the CONCESSIONS and to immediately remove any material, tools and machinery that was used by ASSIGNOR, its employees and contractors, for the carrying out of temporary exploration activities over the lots.

NINTH. DEFAULT. Notwithstanding any provision contrary agreed upon in this Agreement, if any party is or incurs in default (the "Party in Default"); with regards to any obligation established in this Agreement, the party affected by said default (the "Affected Party"), may file a notice in writing specifying the nature of the default (the "Default Notice") to the Party in Default, with the purpose of:

a) Within the following 5 (five) business days as of the receipt of the Default Notice (whenever it refers to the non payment of any such amounts that have to be paid in the terms of this Agreement) the Party in Default: (i) must pay the total of the amounts due to the Affected Party, or (ii) evidence that said amounts have been paid;

b) Within the following 15 (fifteen) natural days as of the receipt of the Default Notice (whenever it refers to the diverse defaults not regarding non payment) the Party in Default must amend such default, whenever it is reasonable for it to be amended within said period.

Both ASSIGNEE and ASSIGNOR agree that once the indicated terms have elapsed for any type of default, without the Party In Default amending it, the Affected Party will have the right to request the early termination of the Agreement regarding its Second Clause and the termination of the Agreement, without the need of delivering any notice in writing or the need of a judicial statement.

TENTH. EARLY TERMINATION OF THE AGREEMENT. The ASSIGNOR may accelerate the term for the payment of the remaining balances referred in the Second Clause, being able to demand the same or terminate this Agreement in the following cases:

a) Failure to pay any of the consecutive payments established in the Second clause of this Agreement and having delivered the Default Notice, the payment was not evidenced or carried out within the terms established herein.

b) If the ASSIGNEE imposes encumbrances over the CONCESSIONS.

It is expressly understood that, in case that the ASSIGNEE early terminates this Agreement for causes not attributable to ASSIGNOR, or if the early termination occurs pursuant to this Tenth Clause, all of the amount that the ASSIGNOR may have received up until the date when the termination notice is presented, will remain in favor of the ASSIGNOR as earnest money and, for such reason, the ASSIGNOR will have no obligation to return any amount to ASSIGNEE.

Notwithstanding the aforementioned, parties agree that ASSIGNEE may retain any consecutive payment pursuant to the Second Clause of this Agreement by virtue of any default of ASSIGNOR in the terms of this Agreement, specially for default of any of the obligations assumed in the Sixth Clause of this Agreement, agreeing the parties that such withholding may last all the time that the event of default of ASSIGNOR remains uncured and until its total and final repair.

This Agreement may be terminated by ASSIGNEE at any time during the effectiveness of the same if a notice is delivered to ASSIGNOR in a written and convincing manner, having a term of 60 calendar days from the date in which the cancellation of the Agreement notice to remove any equipment or machinery of it property, leaving as a benefit of the concessions the permanent works that may have been carried out.

In case of an early termination, the ASSIGNEE shall deliver to ASSIGNOR, within a term of 30 (thirty) calendar days following the termination of this Agreement, a report stating the results of the exploration operations, which shall include a report concerning the deposits or ore beds that may be located in the mining concessions, as well as geological, mining and sample works that may have been carried out, with copies of geological and topographical blueprints and of the performed perforations.

ELEVENTH. RATIFICATION AND REGISTRATION OF THIS AGREEMENT. The ASSIGNEE and the ASSIGNOR oblige to ratify the signatures of this Agreement before Notary Public appointed by the ASSIGNEE. Likewise, the ASSIGNEE expressly obliges to register in the PMR this Agreement of Assignment of Rights with reservation of domain, reason for which the ASSIGNOR obliges to fully collaborate and in good faith, with the purpose that the ASSIGNEE obtains the registration of the Agreement and the documents derived from it.

TWELFTH. NOTICES AND NOTIFICATIONS. For the receipt of the notices and notifications, that pursuant to this Agreement shall the parties deliver, the ASSIGNOR and ASSIGNEE appoint as their domiciles the following:

THE ASSIGNOR:

Mr. Jaime Muguiro Peña
Circuito Primavera No. 283
Fraccionamiento Providencia
Durango, Durango.
México, Zip 34178

THE ASSIGNEE:

Silver Dragon Mining de México, S.A. de C.V.
Alonso de Pacheco No. 130,
Del Lago
Durango, Durango
México, Zip 34080
Att'n: Lic. Juan Carlos Alberto Galvan Pastoriza

Any party may deliver to the other in any moment, notification of change of domicile and since the acknowledgement of receipt of said notification, the domicile or domiciles indicated in the notifications will be considered as the domiciles of the party who delivered the notification.

THIRTEENTH. GOVERNING LAW AND JURISDICTION. For all the relative to the interpretation and execution of this Agreement, the parties shall expressly submit to the Federal Laws of the Mexican Republic and the competent Courts of the city of Durango, state of Durango, waiving to any jurisdiction that may correspond regarding its present or future domicile.

The parties sign this Agreement by duplicate in the city of Durango, Durango, dated March 2, 2006.

THE ASSIGNOR

MR. JAIME MUGUIRO PEÑA

THE ASSIGNEE

SILVER DRAGON MINING DE MÉXICO, S.A. DE C.V.
BY: Mr. Lic. Juan Carlos Alberto Galvan Pastoriza

ATTACHMENT "A"
MARRIAGE CERTIFICATE OF MR. JAIME MUGUIRO PEÑA

ATTACHMENT "B"
Folios from 1 to 9
Titles of the Mining Concessions

"MINA PIÑA", mining concession of exploitation title 191775.

"PIÑA NUEVA", mining concession of exploitation title 186434.

"LULU", mining concession of exploitation, title 193482.

"VICTORIA IV", mining concession of exploitation, title 213288.

"LA MURALLA", mining concession of exploitation, title 214313.

"JOSEFINA GRITSSMAN", mining concession of exploitation, title 196146.

"VICTORIA I", mining concession of exploitation, title 193483.

"VICTORIA III", mining concession of exploitation, title 224682.

"LA FE II", mining concession of exploitation, title 209851

ATTACHMENT "C"
EXPLORATION CONCESSION REQUEST UNDER REGISTRY NUMBER
02532409 OVER LOT KNOWN AS "GUADALUPE"

ATTACHMENT "D"
EVIDENCE ISSUED BY THE PUBLIC MINING REGISTRAR PURSUANT
TO ARTICLE 23 OF THE MINING LAW

ATTACHMENT "E"
EVIDENCE OF THE SUPERFICIAL DUTIES PAYMENTS OF THE AREAS
OVER THE CONCESSIONS AS OF THE FIRST SEMESTER OF 2000 UNTIL
THE SECOND SEMESTER OF 2005

ATTACHMENT "F"
LIST OF ASSETS TO BE PURCHASED BY ASSIGNEE FROM ASSIGNOR BY
MEANS OF THE EXECUTION OF AN ASSET PURCHASE AGREEMENT

ATTACHMENT "G"

ASSIGNMENT AGREEMENT EXECUTED BY AND BETWEEN MRS. JEORGINA HUERTA RAMÍREZ AND MR. JAIME MUGUIRO PEÑA UPON THE CONCESSION KNOWN AS "LULU"

ASSIGNMENT AGREEMENT EXECUTED BY AND BETWEEN MRS. JEORGINA HUERTA RAMÍREZ AND MR. JAIME MUGUIRO PEÑA UPON THE CONCESSION KNOWN AS "LA FE II"